CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated May 21, 2010 on Dreyfus S&P STARS Fund, Dreyfus S&P STARS Opportunities Fund and Dreyfus Alpha Growth Fund for the fiscal year ended March 31, 2010 which are incorporated by reference in this Registration Statement (Form N-1A 333-106576 and 811-21386) of Dreyfus Manager Funds I.

                                                                                                ERNST & YOUNG LLP

New York, New York

July 26, 2010